Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES SECOND QUARTER RESULTS

•	Revenue of $115.7 million

•	Non-GAAP EPS of $0.18 share

•	Generated $33.5 million in cash (excluding share repurchases)
Fort Collins, Colo., July 30, 2012 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the second quarter ended June 30, 2012. The company posted second quarter sales of $115.7 million compared to $105.8 million in the first quarter of 2012 and $138.2 million in the second quarter of 2011. Income from continuing operations was $8.8 million or $0.22 per diluted share. On a non-GAAP basis, income from continuing operations was $7.3 million or $0.18 per diluted share. The non-GAAP measures exclude the impact of a $1.5 million after tax gain from the sale of mass flow control manufacturing assets and a $0.1 million restructuring gain. A reconciliation of non-GAAP income from continuing operations and earnings per share is provided in the tables below. The company ended the quarter with $149.0 million in cash and marketable securities, having generated $33.5 million of cash during the quarter, excluding share repurchases of $35.2 million.
“Second quarter results were highlighted by the sound profitability we achieved in both of our business units,” said Garry Rogerson, chief executive officer. “With a record backlog and a strong pipeline of opportunities, our Solar Energy business continues to gain momentum in the North American market, which should help to offset some of the cyclicality in our Thin Films markets. Our goal of building a sustainable, profitable business is coming to fruition as we remain focused on managing our costs, expanding our market presence and growing revenues.”
Thin Films Business Unit
Thin Films sales increased 7% to $64.8 million in the second quarter of 2012 from $60.4 million in the first quarter of 2012, due to an increase in non-semiconductor sales. Thin Films sales declined 33% from $97.3 million in the second quarter of 2011, reflecting lower levels of capital investment by companies in the Thin Film markets.

Solar Energy Business Unit
Solar Energy sales were $50.8 million in the second quarter of 2012, an increase of 12% from $45.4 million in the first quarter of 2012. Solar Energy sales increased 24% from $40.8 million in the second quarter of 2011 due to utility-scale deployments in North America.
Income from Continuing Operations
Income from continuing operations for the second quarter was $8.8 million or $0.22 per diluted share, compared to income from continuing operations of $13.5 million or $0.31 per diluted share in the same period last year and income from continuing operations of $0.8 million or $0.02 per diluted share in the first quarter of 2012. In the second quarter of 2012, operating expenses (excluding restructuring) decreased $4.0 million sequentially, aided by a reduction in incentive accrual and to a lesser extent a reduction in other operating expenses. On a non-GAAP basis, excluding the impact of the restructuring benefit and the one-time gain on the sale of mass flow control manufacturing assets, income from continuing operations was $7.3 million or $0.18 per diluted share, up from $2.4 million or $0.06 per diluted share in the first quarter of 2012.
Restructuring
During the quarter the company made further progress on the transfer of manufacturing of certain solar inverter subcomponents to its Shenzhen, China factory.
The remainder of the restructuring plan is expected to be implemented over the next 3 to 9 months as the company further reduces its cost structure by consolidating certain facilities and centralizing other activities. As a result, the company anticipates further charges in the amount of $2 to $6 million, principally for consolidating locations, and another $2 to $3 million in additional severance costs over this timeframe. Once complete, the restructuring plan, along with other cost savings initiatives and margin improvements, is currently expected to deliver annual savings in excess of $30 million, well ahead of our original plan.

Third Quarter 2012 Guidance
The company anticipates third quarter 2012 results from continuing operations to be within the following ranges:

•	Sales of $116 million to $124 million

•	Non-GAAP per share earnings of $0.17 to $0.20

Second Quarter 2012 Conference Call
Management will host a conference call tomorrow, Tuesday, July 31, 2012, at 8:30 a.m. Eastern Daylight Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 866-711-8198. International callers may access the call by dialing 617-597-5327. Participants will need to provide conference pass code 24038757. For a replay of this teleconference, please call 888-286-8010 or 617-801-6888, and enter the pass code 53467364. The replay will be available for two weeks following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, thin-film manufacturing and solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes GAAP and non-GAAP operating income and per share earnings data. These non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provides investors with additional perspective. While some of these excluded items may be incurred and reflected in the company's GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
For additional information on the items excluded from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Forward-Looking Statements
The company's expectations with respect to guidance to financial results for the third quarter ending September 30, 2012, anticipated cost savings and restructuring activities and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the effects of global macroeconomic conditions upon demand for our products, the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry, the continuation of RPS (renewable portfolio standards), the timing and availability of incentives and grant programs in North America and Europe related to the renewable energy market, renewable energy project delays resulting from solar panel price declines and increased competition in the solar inverter equipment market, the timing of orders received from customers, the company's ability to realize benefits from cost improvement efforts and any restructuring plans, the ability to obtain materials and manufacture products, and unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

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ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011

SALES	$115,658	$138,154	$105,787	$221,445	$275,806
COST OF SALES	71,929	82,777	66,043	137,972	158,384
GROSS PROFIT	43,729	55,377	39,744	83,473	117,422
	37.8%	40.1%	37.6%	37.7%	42.6%
OPERATING EXPENSES:
Research and Development	14,502	17,137	15,115	29,617	32,999
Selling, general, and administrative	16,706	20,001	20,059	36,765	40,906
Restructuring charges (benefit)	(144)	—	2,575	2,431	—
Amortization of intangible assets	1,351	921	1,372	2,723	1,842
Total operating expenses	32,415	38,059	39,121	71,536	75,747

Operating income	11,314	17,318	623	11,937	41,675

Other income, net	1,775	92	411	2,186	755
Income from continuing operations before income taxes	13,089	17,410	1,034	14,123	42,430
Provision for income taxes	4,288	3,898	268	4,556	10,152
INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	8,801	13,512	766	9,567	32,278

Income from discontinued operations, net of income taxes	127	74	303	430	214

NET INCOME	$8,928	$13,586	$1,069	$9,997	$32,492

Basic weighted-average common shares outstanding	38,974	43,571	40,781	39,877	43,505
Diluted weighted-average common shares outstanding	39,583	44,187	41,292	40,460	44,156

EARNINGS PER SHARE:
CONTINUING OPERATIONS:
BASIC EARNINGS PER SHARE	$0.23	$0.31	$0.02	$0.24	$0.74
DILUTED EARNINGS PER SHARE	$0.22	$0.31	$0.02	$0.24	$0.73

DISCONTINUED OPERATIONS:
BASIC EARNINGS PER SHARE	$0.00	$0.00	$0.01	$0.01	$0.00
DILUTED EARNINGS PER SHARE	$0.00	$0.00	$0.01	$0.01	$0.00

NET INCOME:
BASIC EARNINGS PER SHARE	$0.23	$0.31	$0.03	$0.25	$0.75
DILUTED EARNINGS PER SHARE	$0.23	$0.31	$0.03	$0.25	$0.74

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2012	2011 *
ASSETS	UNAUDITED

Current Assets:
Cash and cash equivalents	$120,266	$117,639
Marketable securities	28,754	25,567
Accounts receivable, net	100,850	132,485
Inventories, net	80,609	80,283
Deferred income taxes	9,014	9,014
Income taxes receivable	7,712	13,826
Other current assets	10,626	11,672
Total current assets	357,831	390,486

Property and equipment, net	39,668	42,338

Deposits and other	9,131	8,959
Goodwill and intangibles, net	87,230	89,953
Deferred income tax assets, net	1,706	1,642
Total assets	$495,566	$533,378

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$42,031	$44,828
Other accrued expenses	40,878	46,416
Total current liabilities	82,909	91,244

Long-term liabilities	44,898	34,795

Total liabilities	127,807	126,039

Stockholders' equity	367,759	407,339
Total liabilities and stockholders' equity	$495,566	$533,378

* December 31, 2011 amounts are derived from the December 31, 2011 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
SALES:
Thin Films	$64,843	$97,331	$60,390	$125,233	$197,430
Solar Energy	50,815	40,823	45,397	96,212	78,376
Total Sales	$115,658	$138,154	$105,787	$221,445	$275,806

OPERATING INCOME:
Thin Films	$8,881	$20,042	$3,167	$12,048	$44,866
Solar Energy	2,740	321	493	3,233	2,833
Total segment operating income	11,621	20,363	3,660	15,281	47,699
Corporate expenses	(451)	(3,045)	(462)	(913)	(6,024)
Restructuring (charges) benefit	144	—	(2,575)	(2,431)	—
Other income, net	1,775	92	411	2,186	755
Income from continuing operations before income taxes	$13,089	$17,410	$1,034	$14,123	$42,430

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - income from operations	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2012	2012

Operating Income, as reported	$11,314	$11,937
Adjustments:
Restructuring charges (benefit)	(144)	2,431
Income from operations	$11,170	$14,368

Reconciliation of Non-GAAP measure - income from continuing operations	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2012	2012

Income from continuing operations, net of tax, as reported	$8,801	$9,567
Adjustments:
Restructuring charges (benefit), net of tax	(92)	1,559
Gain on sale of gas flow manufacturing assets, net of tax	$(1,452)	$(1,452)
Income from continuing operations, net of tax	$7,257	$9,674

Reconciliation of Non-GAAP measure - per share earnings from continuing operations	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2012	2012

Diluted earnings per share from continuing operations, as reported	$0.22	$0.24
Adjustments:
per share impact of restructuring charges (benefit), net of tax	0.00	0.04
per share impact of gain on sale of gas flow manufacturing assets, net of tax	$(0.04)	$(0.04)
Per share earnings from continuing operations	$0.18	$0.24